SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 30, 2006

Great Plains Ethanol, LLC

(Exact name of registrant as specified in its charter)

South Dakota	0-49779	46-0459188
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

27716 462nd Ave.
Chancellor, South Dakota		57015
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (605) 647-0040

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

On November 30, 2006, we entered into a new corn and natural gas price risk management agreement with Broin Management, LLC (“Broin”). The term of the risk management agreement commences on January 1, 2007 and terminates on January 1, 2012, automatically renewing for a five-year term unless a notice of termination is provided by either party prior to the end of the term. In exchange for providing certain risk management services relating to corn and natural gas, including hedging and pooling services, we will pay Broin a fee of $59,580 per year, payable in quarterly installments of $14,895. We plan to file the risk management agreement as an exhibit in our next periodic report.

Also on November 30, 2006, we entered into a second amendment to our ethanol marketing and services agreement with Ethanol Products, LLC. Effective November 30, 2006, we will pay Ethanol Products a new marketing fee of $.0060 per gallon for the marketing of our ethanol compared to $.0040 per gallon prior to the amendment. We plan on filing this amendment as an exhibit in our next periodic report.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with entry into the risk management agreement described in Item 1.01 above, our corn price risk management agreement dated January 15, 2001, will terminate on January 1, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS ETHANOL, LLC

Dated: December 6, 2006	By:	/s/ Rick Serie
Rick Serie, Chief Executive Officer